Exhibit A
TRADING AUTHORIZATION/POWER OF ATTORNEY
AND INDEMNIFICATION FORM: DOMESTIC
This document constitutes a power of attorney, designed to give a designated person either (1) limited trading authorization or (2) full trading authorization over a brokerage account as further set forth herein.

NOTE:	Under New York law, the following disclosure is required to be included, verbatim, in every Power of Attorney.
CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority. When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public.
You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this. The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.
If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.
I. ACCOUNT INFORMATION
FINANCIAL ORGANIZATION NAME: Wall Street Access
(hereafter, “Financial Organization”)
ACCOUNT TITLE: L. Auriana
ACCOUNT NUMBER:

II. AUTHORIZATION
The undersigned hereby authorizes the following individual, Denis P. Kelleher (whose information appears below), as his or her authorized agent to buy, sell (including short sales) and trade in stocks, bonds, options contracts and any other securities and/or commodities and/or contracts relating to the same on margin or otherwise in accordance with the terms and conditions of Financial Organization for his or her account and risk and in the undersigned’s name or number on Financial Organization’s books. In addition, the undersigned hereby specifically authorizes the agent to make transactions, which would result in uncovered short positions in options contracts or in the uncovering of any existing short position in options contracts, The undersigned hereby agrees to indemnify and hold Financial Organization and its clearing firm, Pershing LLC, harmless from, and to pay Financial Organization and/or Pershing LLC promptly on demand of, any and all losses arising therefrom or debit balance due thereon. This Trading Authorization/Power of Attorney and Indemnification shall not terminate in the event of the disability or incapacity of the undersigned.
Full trading authorization gives a designated person the power to place orders in an account, request disbursements and make inquiries concerning the account, such as obtaining account balances. Limited trading authorization gives a designated person the above powers, excluding the ability to request disbursements.
NOTE: By giving your agent full trading authorization, you are authorizing your agent to make gifts or other transfers of your money or other property from your account during your lifetime, without restriction, to any one or more persons, including the agent himself or herself. Granting such a power to your agent gives your agent the authority to take actions which could significantly reduce your property or change how your property is distributed at your death.
Please check one of the following boxes to indicate whether you want your agent to have limited trading authorization or full trading authorization:
☑	LIMITED TRADING AUTHORIZATION
In all such purchases, sales or trades, Financial Organization is authorized to follow the instructions of the authorized agent in every respect concerning the undersigned’s account with Financial Organization, and he or she is authorized to act for the undersigned and on the undersigned’s behalf in the same manner and with the same force and effect as the undersigned might or could do with respect to such purchases, sales or trades, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or trades. Limited trading authorization does not permit the authorized agent to redeem or withdraw assets from the undersigned’s account.
☐	FULL TRADING AUTHORIZATION
Financial Organization is authorized to follow the instructions of the authorized agent in every respect concerning the undersigned’s account with Financial Organization, and to make deliveries of securities and payment of moneys, without restriction, to any one or more persons (specifically including the agent himself or herself) as he or she may order and direct. In all matters and things aforementioned, as well as in all other things necessary or incidental to the furtherance or conduct of the account of the undersigned, the authorized agent is authorized to act for the undersigned and on the undersigned’s behalf in the same manner and with the same force and effect as the undersigned might or could do. The agent must exercise this authority pursuant to the undersigned’s instructions, or otherwise for purposes which the agent reasonably deems to be in the principal’s best interest.

•	Please be aware that if you sign this document in New York and you give your agent full trading authorization, in addition to having your signature(s) notarized, you must sign this document in the presence of two witnesses and have the witnesses complete Section VI of this document.
III. REVOCATION
This document does not revoke any other powers of attorney that the undersigned has previously executed, unless the undersigned has specified otherwise on the lines below.

IV. INDEMNIFICATION
The undersigned hereby ratifies and confirms any and all transactions with Financial Organization or Pershing LLC heretofore or hereafter made by the aforesaid agent for the undersigned’s account. This Trading Authorization/Power of Attorney and Indemnification is also a continuing one and shall remain in full force and effect until revoked by the undersigned by a written notice addressed to Financial Organization and delivered to Financial Organization’s office at its address, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation. This Trading Authorization/Power of Attorney and Indemnification shall inure to the benefit of Financial Organization and Pershing LLC and of any successor firm or firms irrespective of any change or changes at any time in the personnel thereof for any cause whatsoever, and of the assigns of Financial Organization, Pershing LLC or any successor firm.
V. SIGNATURE OF PRINCIPAL(S)—Signature(s) must be notarized

ACCOUNT OWNER’S/ PRINCIPAL’S SIGNATURE	/s/ Lawrence Auriana	DATE: 3/18/2011

JOINT ACCOUNT OWNER’S/ PRINCIPAL’S SIGNATURE		DATE: _____________________

Notarization for Account Owner/Principal
STATE OF NEW YORK)
ss.:
COUNTY OF NASSAU)
On the 18th day of March in the year 2011 before me, the undersigned, personally appeared Lawrence Auriana, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that, by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of whom the individual(s) acted, executed the instrument.

/s/ Gregory D. Viscovich
Notary Public
Notarization for Joint Account Owner/Principal
STATE OF       )
ss.:
COUNTY OF   )
On the _____ day of _________ in the year ________ before me, the undersigned, personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that, by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of whom the individual(s) acted, executed the instrument.

Notary Public
NOTE: Please be aware that if you sign this document in New York and you give your agent full trading authorization in Section II above, you must sign this document in the presence of two witnesses and the witnesses must complete Section VI below.

VI. SIGNATURE OF WITNESSES
NOTE: This section is only required if you sign this document in New York and you give your agent full trading authorization in Section II above.
By signing as a witness, I acknowledge that the principal signed this Trading Authorization/Power of Attorney and Indemnification Form in my presence and the presence of the other witness, or that the principal acknowledged to me that the principal’s signature was affixed by him or her or at his or her direction. I also acknowledge that the principal has stated that this Trading Authorization/Power of Attorney and Indemnification Form reflects his or her wishes and that he or she has signed it voluntarily.
The witnesses must be individuals who are unlikely to receive any distributions of property from the above referenced account.

Signature of Witness 1	Signature of Witness 2

Date	Date

Print Name	Print Name

Address	Address

City, State, Zip Code	City, State, Zip Code
VII. IMPORTANT INFORMATION FOR THE AGENT
NOTE: Under New York law, the following disclosure is required to be included, verbatim, in every Power of Attorney.
IMPORTANT INFORMATION FOR THE AGENT
When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:
(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;
(2) avoid conflicts that would impair your ability to act in the principal’s best interest;
(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4) keep a record of all receipts, payments, and transactions conducted for the principal; and
(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. if you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. if there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.
VIII. AUTHORIZED AGENT; AGENT’S SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT —
Signature(s) must be notarized
It is not required that the principal and the agent(s) sign at the same time, nor that multiple agents sign at the same time.
I/we, Denis P. Kelleher have read the foregoing Power of Attorney. I am/we are the person(s) identified therein as agent(s) for the principal named therein.
I/we acknowledge my/our legal responsibilities to the principal.

AGENT’S NAME: Denis P. Kelleher
AGENT’S SIGNATURE: /s/ Denis P. Kelleher	DATE: 4/6/2011

ADDRESS: 17 Battery Pl 11fl	CITY: New York
STATE: NY	ZIP/POSTAL CODE: 10004
PROVINCE/COUNTY/SUBDIVISION:	COUNTRY: USA

SOCIAL SECURITY NUMBER	TAXPAYER IDENTIFICATION NUMBER (if applicable)
CO-AGENT’S NAME:
CO-AGENT’S SIGNATURE:	DATE:
ADDRESS:	CITY:
STATE:	ZIP/POSTAL CODE:
PROVINCE/COUNTY/SUBDIVISION:	COUNTRY:
TAXPAYER IDENTIFICATION NUMBER (if applicable)
SOCIAL SECURITY NUMBER

Notarization for Agent

State of New York	)
ss.:
County of Nassau	)
On the 6th day of April, in the year 2011, before me, the undersigned, personally appeared Denis P. Kelleher, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that, by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of whom the individual(s) acted, executed the instrument.

/s/ Gregory D. Viscovich
Notary Public
Notarization for Co-Agent

State of	)
ss.:
County of	)
On the _____ day of ______________, in the year _______, before me, the undersigned, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that, by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of whom the individual(s) acted, executed the instrument.

Notary Public